Exhibit 3.111

CERTIFICATE OF FORMATION

of

CashTax, LLC

This Certificate of Formation of CashTax, LLC (the “LLC”), dated November 7, 2000 is being duly executed and filed by Joseph C. Mullin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. § 18-101 et seq.) (the “LLC Act”).

FIRST.                   The name of the limited liability company formed hereby is CashTax, LLC.

SECOND.              The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD.                  The LLC’s existence will be perpetual.

FOURTH.              The business purpose of the LLC is any purpose permitted pursuant to the LLC Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Joseph C. Mullin
Joseph C. Mullin
Authorized Person

Certificate of Amendment to Certificate of Formation

of

CASHTAX, LLC

(a Delaware limited liability company)

It is hereby certified that:

1.  The name of the limited liability company (hereinafter called the “LLC”) is CashTax, LLC.

2.  The certificate of formation of the LLC is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST.  The name of the limited liability company (hereinafter called the ‘LLC’) is govONE Solutions, LLC.”

Executed on April 27, 2001.

/s/ David J. Treinen
David J. Treinen, Authorized Person
Managing Director

Certificate of Amendment to Certificate of Formation

of

GOVONE SOLUTIONS, LLC

(a Delaware limited liability company)

It is hereby certified that:

1.  The name of the limited liability company (hereinafter called the “LLC”) is govONE Solutions, LLC.

2.  The certificate of formation of the LLC is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST.  The name of the limited liability company (hereinafter called the ‘LLC’) is First Data Government Solutions, LLC.”

Executed on July 1, 2004.

/s/ Pamela Beard
Pamela Beard, Assistant Secretary
Authorized Person